Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

I, Joseph L. von Rosenberg III, certify that the Quarterly Report of Omega Protein Corporation on Form 10-Q for the period ended September 30, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or § 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

Date: October 28, 2004	By:	/s/ Joseph L. von Rosenberg III
	Name:	Joseph L. von Rosenberg III
	Title:	President and Chief Executive Officer

I, Robert W. Stockton, certify that the Quarterly Report of Omega Protein Corporation on Form 10-Q for the period ended September 30, 2004 fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or § 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

Date: October 28, 2004	By:	/s/ Robert W. Stockton
	Name:	Robert W. Stockton
	Title:	Executive Vice President and
Chief Financial Officer